Press Release

PETROSONIC (PSON:OTCBB) SIGNS COOPERATION AGREEMENT WITH EMULSIFICATION TECHNOLOGY COMPANY

September 27, 2012 - (Calgary) Petrosonic Energy, Inc. (PSON:OTCBB) is pleased to announce that it has signed a cooperation agreement with a leading private Emulsion Technology Company for the Upstream and Downstream Oil Industry that has an exclusive license in a heavy crude and asphaltene emulsification patented technology. According to the agreement the private company has committed to set up a 120 bbl/hour heavy crude and asphaltene emulsification plant in Petrosonic’s Heavy Oil Processing Plant located in Albania. This will create technology and marketing synergy for both groups and allow Petrosonic to convert the de-asphalted oil and asphaltenes into readily marketable emulsified fuel oil and high-end asphalt and capture further value for its products.

“This is another major milestone in our strategy to commercialize our technology and consolidate our marketing strategy and create further value for our shareholders” stated Art Agolli, CEO of Petrosonic Energy, Inc. “The objective of our strategic relationship is to set up the emulsification plant at our heavy oil processing facility within the 4th Quarter of 2012 which is the same time as our time of completion of the assembly of our facility”. The investment projected for the equipment being shipped from California, USA and assembly cost is approximately $1 million USD and will be paid entirely by the private company. In addition, Petrosonic will benefit from the technical know-how and expertize of the private company who is a world leader in the emulsification of heavy crude and asphaltenes.

Petrosonic Energy, Inc. is building a facility to provide a 1,000 barrel of oil per day processing for the upgrading of heavy oil. This plant will be the first commercialization of the company’s Sonic Reactor to provide energy and cost efficient heavy oil processing. Once this application has been achieved the company plans to expand its capacity up to 5,000 barrels per day.

For more information contact:

Art Agolli, President and CEO

Petrosonic Energy, Inc.

1-403-708-7869

www.petrosonic.net

About Petrosonic Energy, Inc.

Petrosonic Energy, Inc. was established to deliver innovative technologies to the energy sector. Our current primary focus is to provide technologies that upgrade heavy oil economically and in an environmental friendly manner. Our patented SonoprocessTM uses clean tech sonic energy to de-asphalt heavy oil at much smaller scale and lower capital costs than conventional Upgraders and without use of water or release of emissions in the atmosphere.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, technology and marketing synergies, timetable for completion of emulsification plant, completion and capacity of the heavy oil processing facility in Albania, cost and payment of emulsification equipment, commercialization of Sonic Reactor, expansion plans to 5,000 barrels per day, schedule of work completion, use of SonoprocessTM technology, business objectives and business plan. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new technology and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our current report on Form 8-K filed July 31, 2012, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.